As filed with the Securities and Exchange Commission on September 13, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Symantec Corporation
(Exact name of registrant as specified in its charter)

Delaware	77-0181864
(State of incorporation)	(IRS Employer Identification Number)

350 Ellis Street Mountain View, California 94043 (650) 527-8000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott C. Taylor
Executive Vice President, General Counsel and Secretary
Symantec Corporation
350 Ellis Street
Mountain View, California 94043
(650) 527-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel J. Winnike, Esq.	William H. Hinman, Jr., Esq.
David K. Michaels, Esq.	Simpson Thacher & Bartlett LLP
William L. Hughes, Esq.	2550 Hanover Street
Fenwick & West LLP	Palo Alto, California 94304
801 California Street	(650) 251-5000
Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price per Unit/
Title of Each Class of	Proposed Maximum Aggregate Offering Price/
Securities to be Registered	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)
Debt Securities	(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r).

Prospectus

Symantec Corporation

Common Stock, par value $0.01 per share
Debt Securities

We may offer from time to time, in one or more offerings, debt securities or shares of our common stock, par value $0.01 per share, including shares of common stock issuable upon conversion or exchange of debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SYMC”.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in any of our securities involves certain risks. See “Risk Factors” on page 4 in this prospectus, as well as in supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2010

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities identified in this prospectus or any combination of the securities.

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

When used in this prospectus, the terms “Symantec,” “we,” “our” and “us” refer to Symantec Corporation and its consolidated subsidiaries, unless otherwise specified.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus and any accompanying prospectus supplement contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” or “continue,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We refer you to some of the risks, uncertainties and assumptions that could affect our business including our financial condition and results of operations in “Risk Factors” below. We may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding projections of our future financial performance, capital resources, anticipated growth and trends in our businesses and in our industries, the anticipated impact of our acquisitions, and other characterizations of future events or circumstances. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K for the year ended April 2, 2010 (including those sections incorporated by reference from our Proxy Statement filed July 30, 2010);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2010;

•	Current Reports on Form 8-K filed May 4, 2010, May 24, 2010, May 28, 2010, July 7, 2010, August 11, 2010, September 7, 2010 and September 13, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A filed May 24, 1989 (including any amendment or report filed for the purpose of updating that description).

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Symantec Corporation
Attn: Investor Relations
350 Ellis Street
Mountain View, California 94043
(650) 527-8000

The mailing address of our principal executive offices is 350 Ellis Street, Mountain View, CA 94043, and our telephone number at that location is (650) 527-8000.

SYMANTEC CORPORATION

Symantec is a global provider of security, storage and systems management solutions that help businesses and consumers secure and manage their information. We provide customers worldwide with software and services that protect, manage and control information risks related to security, data protection, storage, compliance, and systems management. We help our customers manage cost, complexity and compliance by protecting their IT infrastructure as they seek to maximize value from their IT investments.

We operate primarily in three diversified markets within the software sector: security, storage, and systems management. We believe these markets are converging as customers increasingly require our help mitigating their risk profiles and managing their storage needs in order to secure and manage their most valuable asset — information. We have taken a proactive and policy-driven approach to protecting and managing information as the tools and processes from these formerly discrete domains become more integrated.

Founded in 1982, we are incorporated in the State of Delaware. Our principal executive offices are located at 350 Ellis Street, Mountain View, California 94043. Our telephone number at that location is (650) 527-8000. We maintain a website at www.symantec.com. The information contained on our website is not incorporated by reference in this prospectus or the accompanying prospectus supplement and you should not consider it a part of this prospectus or the accompanying prospectus supplement.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and in the applicable prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors,” in our most recent annual report on Form 10-K, as may be updated from time to time in “Part II, Item 1A. Risk Factors,” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes, after deducting underwriting discounts and offering expenses. General corporate purposes may include repayment of our outstanding indebtedness, repurchases of our outstanding securities, acquisitions, working capital and capital expenditures. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our ratio of earnings to fixed charges for the periods indicated. For these ratios, “earnings” represents (a) income (loss) before income taxes and loss from joint venture and (b) fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt expense and an estimate of the interest within rental expense.

Three Months	Fiscal Year Ended
Ended	April 2,	April 3,	March 28,	March 30,	March 31,
July 2, 2010	2010	2009	2008	2007	2006

5.32x	6.81x	(1)	5.36x	5.94x	13.52x

(1)	Earnings for the fiscal year ended April 3, 2009 were not sufficient to cover fixed charges by a total of $6.6 billion and, as such, the ratio of earnings to fixed charges has not been computed for this period. Included in the earnings for fiscal 2009 is an impairment of goodwill of $7.4 billion. For more information, see Note 6 of the Notes to the Consolidated Financial Statements in our Form 10-K for the fiscal year ended April 3, 2009.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms of the debt securities but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indenture that we have filed as an exhibit to the registration statement that includes this prospectus. We will describe in a prospectus supplement the specific terms of any debt securities we may offer by this prospectus. If indicated in a prospectus supplement, the terms of the debt securities may differ from the terms described below.

The debt securities will be our senior unsecured debt securities and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Symantec. We will issue our debt securities under an indenture between Symantec and Wells Fargo Bank, National Association, as trustee. The following summaries of the senior unsecured debt and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplement thereto, including the definitions of terms, and any officer’s certificate pursuant to which notes are issued pursuant thereto.

We may issue the debt securities from time to time in one or more series. We will also determine the terms and provisions of the debt securities, which must be consistent with the indenture, including terms such as maturity, principal and interest. Unless otherwise specified in the applicable prospectus supplement, the senior debt securities when issued will be unsecured and unsubordinated obligations of Symantec and will rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of Symantec, including Symantec’s 0.75% Convertible Senior Notes due 2011 and 1.00% Convertible Senior Notes due 2013 and indebtedness we may incur from time to time under the four-year senior unsecured $1.0 billion revolving credit facility that we entered into on September 8, 2010 (the “2010 credit facility”).

The indenture does not limit the amount of other debt that we may issue and does not contain financial or similar restrictive covenants. The indenture does not contain any provision intended to provide protection to holders of debt securities against a sudden or dramatic decline in the credit quality of Symantec that could, for example, result from a takeover, recapitalization, special dividend or other restructuring.

Each prospectus supplement will describe the following terms relating to each series of debt securities that we may issue:

•	the title;

•	the price or prices at which we will issue the debt securities;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for interest;

•	the maturity date(s) or the method of determining the maturity date(s);

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will start to accrue, the date(s) on which interest will be payable and the regular record dates for interest payment dates or the method for determining the interest payment dates;

•	the place(s) where payments may be made and the manner of payments;

•	Symantec’s right, if any, to defer payment of interest and the maximum length of any deferral period;

•	the dates, if any, after which, and the price(s) at which, the series of debt securities may be redeemed at Symantec’s option under any optional redemption provisions, and other related terms and conditions;

•	the obligation, if any, of Symantec to redeem or purchase any of the debt securities under any sinking fund or analogous provision or at the option of the holder and the date(s), if any, on which, and the price(s) at which Symantec is obligated, under those provisions or otherwise, to redeem or purchase the series of debt securities and other related terms and provisions;

•	the denominations in which any of the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000;

•	if the amount of payments of principal or interest is to be determined by reference to an index or a formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts will be determined and the calculation agent, if any;

•	if other than United States dollars, the currency, currencies or currency units in which payments on the debt securities will be payable and whether the holder may choose a different currency for payment;

•	the currency, currencies or currency units of payment of principal or interest and the period, if any, during which a holder may elect payment in a currency other than the currency in which the debt securities are denominated;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity;

•	the terms that apply to any debt securities issued at a discount from their stated principal amount;

•	if the principal amount payable at the stated maturity of any debt securities will not be determinable before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be treated as outstanding as of any date (or the manner in which the deemed principal amount is to be determined);

•	if applicable, that the debt securities, in whole or any specified part, are defeasible;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates;

•	whether any of the debt securities will be issued in global form and, if so, who the depositary will be and the terms of the global securities;

•	any subordination provisions;

•	any deletion of, or change or addition to any event of default or covenant;

•	any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	terms and conditions, if any, under which any of the debt securities are secured; and

•	any other specific terms of the debt securities.

If any debt securities are sold for any foreign currency or currency unit or if any payments of the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information about the debt securities and the foreign currency or currency unit.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon security, that is sold at a price that is lower than the amount payable upon its stated maturity and provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity becomes due and payable. An original issue discount security also may bear no interest or bear interest at a below-market rate. The prospectus supplement will also contain any special tax, accounting or other information about original issue discount securities or other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Conversion and Exchange Rights

The terms on which any series of debt securities may be convertible into or exchangeable for common stock or other securities of Symantec will be described in the applicable prospectus supplement. These terms will include whether conversion or exchange is mandatory, at the option of the holder or at the option of Symantec. These terms may also include provisions for adjustment in the number of shares of common stock or other securities of Symantec to be received by the holders of the series of debt securities and provisions for calculation of the number of shares of common stock or other securities to be received by the holders upon conversion or exchange of debt securities according to the market price as of a specific time.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000. At the option of the holder, subject to the terms of the indenture and the limitations that apply to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for the other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations that apply to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by Symantec for that purpose. Unless otherwise specified in the debt securities to be exchanged or transferred, there will not be a service charge for any registration of exchange or transfer of debt securities, but Symantec may require payment of any taxes or other governmental charges. Symantec has appointed the trustee as security registrar. Any transfer agent in addition to the security registrar that Symantec initially designates for any debt securities will be named in the applicable prospectus supplement. Symantec may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Symantec will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed in part, Symantec will not be required to:

•	issue, register the transfer of or exchange any debt security of that series during the 15-day period before the day of mailing of a notice of redemption of any debt security that may be selected for redemption; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

We may issue a series of debt securities in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement for any series of debt securities in the applicable prospectus supplement.

Except as described in the applicable prospectus supplement, no global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the indenture; or

•	an event of default with respect to the debt securities represented by the global security has occurred and is continuing.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee will be considered the sole owner and holder of the debt securities represented by that global security for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities represented by a global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

We will make all payments of principal and premium, if any, and interest, if any, on a global security to the depositary or its nominee.

The laws of some jurisdictions require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “participants,” and to persons that may hold beneficial interests through participants. Upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interest in a global security will be shown only on, and the transfer of that ownership interest will be made only through, records maintained by the depositary for participants’ interests or on the records of participants for interests of persons holding through participants.

Each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any right of a holder under the indenture. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of Symantec, the trustee or any of our agents or agents of the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for that interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agent(s) designated by Symantec, except that at Symantec’s option interest payments may be made by check mailed to the holder. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be designated as Symantec’s sole paying agent for payments on debt securities of each series. The applicable prospectus supplement will name any other paying agents initially designated by Symantec for the debt securities of a particular series. Symantec may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Symantec will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys that Symantec pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt security that remain unclaimed for a period ending the earlier of 10 business days before the money would escheat to the state or at the end of two years after the relevant principal, premium or interest has become due and payable will be repaid to Symantec, and the holder of that debt security may look only to Symantec for payment.

Consolidation, Merger and Sale of Assets

Under the terms of the indenture, Symantec may consolidate with or merge into another entity or convey, transfer or lease all or substantially all of our assets to another entity, if Symantec is the continuing entity or, if Symantec is not the continuing entity:

•	the continuing entity is organized under the laws of the United States;

•	the continuing entity expressly assumes all of our obligations under the debt securities and the indenture and, if required, executes a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to the transaction, there is no default on the debt securities and the transaction does not cause a default on the debt securities; and

•	we or the continuing entity deliver to the trustee an officer’s certificate and opinion of counsel stating that the transaction and the supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Events of Default

Unless otherwise described in a prospectus supplement, each of the following will be an event of default under the indenture with respect to any series of the debt securities:

•	failure to pay the principal or any premium when due;

•	failure to pay interest for 30 days after the date payment is due and payable, if the time for payment has not been extended or deferred;

•	failure to make any sinking fund payment when due;

•	failure to perform any other covenant for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	events in bankruptcy, insolvency or reorganization of Symantec; and

•	any other event of default specified in a supplemental indenture or officers’ certificate under which we issue a series of debt securities.

The occurrence of an event of default under the indenture governing the debt securities would constitute an event of default under our 2010 credit facility and may constitute an event of default under future credit agreements or facilities in existence from time to time. In addition, the occurrence of an event of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

An event of default for a particular series of debt securities is not necessarily an event of default for any other series of debt securities issued under an indenture. If an event of default involving any series of debt securities has occurred and is continuing, other than an event of default caused by events in bankruptcy, insolvency or reorganization of Symantec, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of each affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default caused by events in bankruptcy, insolvency or reorganization of Symantec has occurred and is continuing, the principal amount of all the outstanding debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information about waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the indenture, if an event of default has occurred and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless those holders have offered the trustee an indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder of a debt security of any series will have a right to institute a proceeding under the indenture, or to appoint a receiver or a trustee, or to seek any other remedy only if:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made a written request, and have offered an indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee; and

•	the trustee has not instituted the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series other conflicting directions within 60 days after that notice, request and offer.

These limitations do not apply to a suit instituted by a holder of a debt security to enforce payment of the principal of or any premium or interest on that debt security on or after the applicable due date specified in the debt security.

Symantec will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indenture.

Modification and Waiver

Symantec and the trustee may change the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the change. The following changes, however, may be made only with the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of any debt security;

•	reduce the principal amount or premium, if any, of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	any reduction in the premium payable upon the redemption of any debt security of a particular series;

•	change the place or currency of payment of principal, premium, if any, or interest;

•	impair the right to institute suit for the enforcement of any payment on any debt security;

•	in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to the holders of the subordinated debt securities;

•	in the case of debt securities that are convertible or exchangeable into other securities of Symantec, adversely affect the right of holders to convert or exchange any of the debt securities other than as provided in the indenture;

•	reduce the percentage in principal amount of holders of debt securities of any series whose consent is required to change the indenture for that series;

•	reduce the percentage in principal amount of holders of debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify the provisions on modification and waiver.

The indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Symantec with specific restrictive provisions of the indenture on behalf of the holders of all debt securities of that series. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture of debt securities of that series on behalf of all holders of debt securities of that series, except a default in the payment of principal, premium, if any, or interest on any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security of the series affected.

The indenture will provide that in determining whether the holders of the requisite principal amount of debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date:

•	the principal amount of an original issue discount security that will be treated as outstanding will be the amount of the principal of that debt security that would be due and payable as of that date upon acceleration of the maturity to that date;

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of that debt security treated as outstanding as of that date will be an amount determined in the manner prescribed for that debt security; and

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be treated as outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for that debt security, of the principal amount of that debt security.

Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased, will not be treated as outstanding.

Except in limited circumstances, we will be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take that action. To be effective, holders of the requisite principal amount of those debt securities must take that action within a specified period following the record date. For any particular record date, this period will be 180 days or a shorter period as may be specified by Symantec (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

Symantec can discharge or defease its obligations under the indenture as stated below or as provided in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, Symantec may, at its option, discharge its obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Symantec may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount sufficient, in the opinion of a firm of certified public accountants, to pay, when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities. Symantec must also pay all other amounts it is obligated to pay under the indenture and deliver to the trustee an opinion of counsel to the effect that all conditions to discharge of the indenture have been satisfied.

Unless otherwise specified in the applicable prospectus supplement, Symantec may also discharge any and all of its obligations to holders of any series of debt securities at any time, which is referred to as “defeasance.” Symantec may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and may omit to comply with those covenants without creating an event of default under the trust declaration, which is referred to as “covenant defeasance.” Symantec may effect defeasance and covenant defeasance only if, among other things, Symantec irrevocably deposits with the trustee cash or U.S. government obligations, as trust funds, in an amount that will provide money in an amount sufficient, in the opinion of a firm of certified public accountants, to pay the principal of, premium, if any, and interest on all outstanding debt securities of the series on their stated maturities. In addition, Symantec must deliver an opinion of counsel to the trustee. In the case of covenant defeasance, the opinion must be to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no covenant defeasance had occurred. In the case of defeasance, the opinion must be to the effect that Symantec has received a ruling from the United States Internal Revenue Service, the Internal Revenue Service has published a ruling or there has been a change in tax law, and based on that ruling or change, holders of the series of debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred. Symantec will remain subject to obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of debt securities.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register.

Title

Symantec, the trustee and any agent of either Symantec or the trustee may treat the person in whose name a debt security is registered as the absolute owner of that debt security, whether or not it may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

If the trustee becomes a creditor of Symantec, the indenture limits the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest and there is a default under the securities of any series for which it serves as trustee, however, the trustee must eliminate the conflict or resign.

PLAN OF DISTRIBUTION

We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fenwick & West LLP, Mountain View, California, will provide opinions regarding the authorization and validity of the securities. Any underwriters will also be advised about the validity of the securities and other legal matters by Simpson Thacher & Bartlett LLP, Palo Alto, California, or any other counsel to the underwriters named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Symantec as of April 2, 2010 and April 3, 2009, and for each of the years in the three-year period ended April 2, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of April 2, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

Such report on the consolidated financial statements as of April 2, 2010, and for each of the years in the three-year period ended April 2, 2010, refers to the retrospective adoption of new accounting requirements issued by the Financial Accounting Standards Board, which resulted in changes in the method of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) effective April 4, 2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by Registrant in connection with the distribution of securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		**
Trustees’ fees and expenses (including counsel fees)		**
Legal fees and expenses		**
Printing and engraving fees		**
Rating Agency fees		**
Miscellaneous		**

Total	$	**

*	Excluded because the SEC registration fee is being deferred pursuant to Rule 456.

**	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of directors and officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by Sections 102(b)(7) and 145 of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; and

•	for any transaction from which the director derived an improper personal benefit.

Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

As permitted by the DGCL, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.

The Registrant maintains directors’ and officers’ liability insurance that includes coverage for public securities matters, subject to the policy terms and conditions.

See also the undertakings set out in response to Item 17.

In addition, the Registrant has entered into various merger agreements and registration rights agreements in connection with its acquisitions of and mergers with various companies and its financing activities under which the parties to those agreements have agreed to indemnify the Registrant and its directors, officers, employees and controlling persons against specified liabilities.

Item 16.	Exhibits.

Exhibit
Number	Exhibit Description

1.01	Form of Underwriting Agreement for debt securities.*
4.01	Form of Indenture between Symantec Corporation and Wells Fargo Bank, National Association, as trustee for the debt securities.
4.02	Form of note related to the debt securities (contained in Exhibit 4.01).
4.03	Amended and Restated Certificate of Incorporation of Symantec Corporation.(1)
4.04	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation.(2)
4.05	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Symantec Corporation.(3)
4.06	Certificate of Designations of Series A Junior Participating Preferred Stock of Symantec Corporation.(4)
4.07	Bylaws, as amended, of Symantec Corporation.(5)
4.08	Form of Common Stock Certificate.(6)
5.01	Opinion of Fenwick & West LLP.
12.01	Computation of ratio of earnings to fixed charges.
23.01	Consent of KPMG LLP, independent registered public accounting firm.
23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01).
24.01	Power of Attorney (incorporated by reference to the signature page hereto).
25.01	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

(1)	Previously filed as Exhibit 4.01 to the Registrant’s Registration Statement on Form S-8 (No. 333-119872) filed on October 21, 2004.

(2)	Previously filed as Exhibit 4.03 to the Registrant’s Registration Statement on Form S-8 (No. 333-126403) filed on July 6, 2005.

(3)	Previously filed as Exhibit 3.01 to the Registrant’s Form 10-Q (No. 000-17781) filed on August 5, 2009.

(4)	Previously filed as Exhibit 3.01 to the Registrant’s Form 8-K (No. 000-17781) filed on December 21, 2004.

(5)	Previously filed as Exhibit 3.01 to the Registrant’s Form 8-K (No. 000-17781) filed on May 4, 2010.

(6)	Previously filed as Exhibit 4.07 to the Registrant’s Form S-3 (No. 333-139230) filed on December 11, 2006.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration

Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on the date set forth below.

SYMANTEC CORPORATION

By	/s/ Enrique Salem
Enrique Salem
President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Enrique Salem, James A. Beer and Scott C. Taylor, or any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Enrique Salem Enrique Salem	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 13, 2010

/s/ James A. Beer James A. Beer	Executive Vice President, and Chief Financial Officer (Principal Financial Officer)	September 13, 2010

/s/ Phillip Bullock Phillip Bullock	Senior Vice President, Finance, and Chief Accounting Officer (Principal Accounting Officer)	September 13, 2010

/s/ John W. Thompson John W. Thompson	Chairman of the Board	September 13, 2010

/s/ Stephen M. Bennett Stephen M. Bennett	Director	September 13, 2010

Signature	Title	Date

/s/ Michael A. Brown Michael A. Brown	Director	September 13, 2010

/s/ William T. Coleman III William T. Coleman III	Director	September 13, 2010

Frank E. Dangeard	Director

/s/ Geraldine B. Laybourne Geraldine B. Laybourne	Director	September 13, 2010

/s/ David L. Mahoney David L. Mahoney	Director	September 13, 2010

/s/ Robert S. Miller Robert S. Miller	Director	September 13, 2010

/s/ Daniel Schulman Daniel Schulman	Director	September 13, 2010

/s/ V. Paul Unruh V. Paul Unruh	Director	September 13, 2010

Exhibit Index

Exhibit
Number	Exhibit Description

1.01	Form of Underwriting Agreement for debt securities.*
4.01	Form of Indenture between Symantec Corporation and Wells Fargo Bank, National Association, as trustee for the debt securities.
4.02	Form of note related to the debt securities (contained in Exhibit 4.01).
4.03	Amended and Restated Certificate of Incorporation of Symantec Corporation.(1)
4.04	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation.(2)
4.05	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Symantec Corporation.(3)
4.06	Certificate of Designations of Series A Junior Participating Preferred Stock of Symantec Corporation.(4)
4.07	Bylaws, as amended, of Symantec Corporation.(5)
4.08	Form of Common Stock Certificate.(6)
5.01	Opinion of Fenwick & West LLP.
12.01	Computation of ratio of earnings to fixed charges.
23.01	Consent of KPMG LLP, independent registered public accounting firm.
23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01).
24.01	Power of Attorney (incorporated by reference to the signature page hereto).
25.01	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

(1)	Previously filed as Exhibit 4.01 to the Registrant’s Registration Statement on Form S-8 (No. 333-119872) filed on October 21, 2004.

(2)	Previously filed as Exhibit 4.03 to the Registrant’s Registration Statement on Form S-8 (No. 333-126403) filed on July 6, 2005.

(3)	Previously filed as Exhibit 3.01 to the Registrant’s Form 10-Q (No. 000-17781) filed on August 5, 2009.

(4)	Previously filed as Exhibit 3.01 to the Registrant’s Form 8-K (No. 000-17781) filed on December 21, 2004.

(5)	Previously filed as Exhibit 3.01 to the Registrant’s Form 8-K (No. 000-17781) filed on May 4, 2010.

(6)	Previously filed as Exhibit 4.07 to the Registrant’s Form S-3 (No. 333-139230) filed on December 11, 2006.